UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 27, 2012

AZZ incorporated
(Exact name of Registrant as specified in its charter)

TEXAS (State or Other Jurisdiction of Incorporation or Organization)	1-12777 Commission File No.	75-0948250 (I.R.S. Employer Identification Number)

One Museum Place, Suite 500 3100 West Seventh Street Fort Worth, TX 76107 (Address of principal executive offices, including zip code)

Registrant’s Telephone Number, including Area Code:	(817) 810-0095

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of CertainOfficers;  Compensatory Arrangements of Certain Officers.

AZZ incorporated (“AZZ”) announced that, on August 27, 2011, Darren L. Caldwell, Vice President of the Electrical and Industrial Products Segment of AZZ, resigned from his position as Vice President effective as of February 29, 2012.  AZZ accepted Mr. Caldwell’s resignation effective as of August 31, 2011.

In connection with this resignation, AZZ and Mr. Caldwell have entered into an Agreement for Severance Benefits and for Release, Waiver and Nondisclosure, dated as of August 27, 2011 (the “Severance Agreement”). Under the Severance Agreement, AZZ agreed to pay to Mr. Caldwell (i) severance benefits in the amount of $119,250, (ii) a pro rata portion of the cash incentive that would otherwise be payable to Mr. Caldwell under AZZ’s Senior Management Bonus Plan for the fiscal year ended February 29, 2012 and (iii) the COBRA premiums incurred by Mr. Caldwell for himself and his dependents during the periods of 18 months and 36 months, respectively, following the termination of benefits under AZZ’s Benefits Plan.  A more detailed description of AZZ’s Senior Management Bonus Plan is provided in the Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission by AZZ on June 3, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 29, 2011	AZZ incorporated
(Registrant)

By: /s/ Dana L. Perry
Dana L.Perry
Senior Vice President Finance
Chief Financial Officer